Exhibit 10.75

CORINTHIAN COLLEGES, INC.

2003 PERFORMANCE AWARD PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Employee Name:	«Employee»
Number of Stock Units:	«Number_of_Stock_Units»[1]
Vesting Schedule:	One-fourth of the Stock Units subject to the Award will vest on each of the first four anniversary dates of Award Date[1]
Award Date:	[ ], 2007

[1]	All share and unit numbers are subject to adjustment, and the Stock Units are subject to acceleration and termination prior to vesting, as provided herein.

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is by and between CORINTHIAN COLLEGES, INC., a Delaware corporation (the “Corporation”), and the employee named above (the “Participant”), an employee of the Corporation or one of its subsidiaries, and is delivered under the Corinthian Colleges, Inc. 2003 Performance Award Plan (the “Plan”).

W I T N E S S E T H

WHEREAS, the Compensation Committee of the Board of Directors has approved, and the Corporation has granted, effective as of the Award Date, to the Participant with reference to services rendered to the Company, a restricted stock unit award under the Plan (the “Stock Unit Award” or “Award”), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered by the Participant and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2. Grant. Subject to the terms of this Agreement and the Plan, the Corporation grants to the Participant a Stock Unit Award with respect to an aggregate number of Stock Units set forth above. As used herein, the term “Stock Unit” means a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of Common Stock of the Corporation (subject to adjustment as provided in Section 9 hereof) solely for purposes of the Award. The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such Stock Units vest pursuant to this Agreement. The Stock Units shall not be treated as property or as a trust fund of any kind.

3. Vesting. The Stock Units subject to the Award shall vest in installments as set forth in the “Vesting Schedule” set forth above, subject to earlier termination or acceleration and subject to adjustment as provided herein.

4. Continuance of Employment Required. Except as otherwise expressly provided in Section 8 below, the vesting schedule applicable to the Stock Units requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the award and the rights and benefits under this Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 8 below or under the Plan.

5. Dividend and Voting Rights.

(a) Limitations on Rights Associated with Units. The Participant shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in Section 5(b) hereof with respect to Dividend Equivalents) and no voting rights with respect to the Stock Units or any shares of Common Stock issuable in respect of such Stock Units, until shares of Common Stock are actually delivered to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of delivery of the shares.

(b) Dividend Equivalent Distributions. No later than sixty (60) days following each date that the Corporation pays an ordinary cash dividend on its outstanding Common Stock (if any ordinary cash dividends are paid), for which the related record date occurs after the Award Date and prior to the fourth anniversary of the Award Date, the Corporation shall make a cash payment to the Participant equal to, subject to the tax withholding provisions of Section 11 hereof and Section 6.5 of the Plan, the amount of the ordinary cash dividend paid by the Corporation on a single share of Common Stock multiplied by the number of Stock Units subject to this Agreement outstanding and unpaid as of such record date (“Dividend Equivalents”).

6. Restrictions on Transfer. Prior to the time the Stock Units are vested and paid, neither the Stock Units comprising the Award nor any other rights of the Participant under this Agreement or the Plan may be transferred, except as expressly provided in Section 1.8 of the Plan. No specific exception to the general transfer prohibitions set forth in Section 1.8 of the Plan has been authorized by the Administrator.

7. Timing and Manner of Payment with Respect to Stock Units. On or as soon as administratively practical following each vesting of the applicable portion of the total Award pursuant to Section 3 or Section 8 (and in all events not more than two and one-half months after such vesting event), the Corporation shall deliver to the Participant a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal to the number of Stock Units subject to this Award that vest on the applicable vesting date, unless such Stock Units terminate prior to the given vesting date pursuant to Section 8. The Corporation’s obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any shares with respect to the vested Stock Units deliver to the Corporation any representations or other documents or assurances required pursuant to Section 6.4 of the Plan. The Participant shall have no further rights with respect to any Stock Units that are paid or that terminate pursuant to Section 8.

8. Effect of Termination of Employment or Change in Control.

(a) Termination of Employment Generally. Except as provided in Section 8(c), the Participant’s Stock Units shall terminate to the extent such Stock Units have not become vested prior to the first date the Participant is no longer employed by the Corporation or one of its Subsidiaries and is not a member of the Board, regardless of the reason for such termination of employment or service, whether with or without cause, voluntarily or involuntarily; provided, however, that if the Participant incurs a Total Disability or dies while employed by the Corporation or a Subsidiary or in service as a director of the Corporation, then if the Stock Units subject to the Award are not then otherwise fully vested, they shall become vested upon such termination of employment. For purposes of this Agreement and notwithstanding the definition of such term under the Plan, “Total Disability” means a “total and permanent disability” within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator.

(b) Termination of Stock Units. If any Stock Units are extinguished hereunder, such unvested, extinguished Stock Units shall, without payment of any consideration by the Corporation or any Subsidiary, automatically terminate and be cancelled without any other action by the Participant, or the Participant’s beneficiary, as the case may be.

(c) Possible Acceleration of Stock Units. The Stock Units are subject to accelerated vesting pursuant to Section 6.3.2. of the Plan. In addition, notwithstanding any other provision of this Agreement or of the Plan, if a Change in Control Event (as defined in the Plan) occurs and the Stock Units do not accelerate and become fully vested upon such event as contemplated by Section 6.3.2 of the Plan, the following provisions shall apply:

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If the Participant’s employment is terminated by the Corporation or a Subsidiary for any reason other than for Cause (as defined herein) or terminated by the Participant for Good Reason (as defined herein) and the date of such termination (the “Severance Date”) is upon or within two years following the date of the Change in Control Event, the Stock Units subject to the Award shall automatically become fully vested as of the Participant’s Severance Date.

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If the Participant’s employment is terminated by the Corporation or a Subsidiary for any reason other than for Cause (as defined herein) or terminated by the Participant for Good Reason (as defined herein) and the Severance Date is within six months prior to the date of the Change in Control Event, any Stock Units subject to the Award that were unvested and had been previously extinguished in connection with the termination of the Participant’s employment pursuant to Section 8(a) above shall be reinstated, and such unvested Stock Units shall automatically become fully vested as of the date of the Change in Control Event.

The following definitions shall apply solely for purposes of this Section 8(c):

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Cause. “Cause” means that the Participant has been convicted of a felony (other than drunk driving), or has engaged in gross misconduct materially and demonstrably injurious to the Corporation or a Subsidiary. However, no act or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Corporation and its Subsidiaries.

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Good Reason. “Good Reason” means that, without the Participant’s express written consent, the occurrence of any one or more of the following: (a) the assignment of the Participant to duties materially inconsistent with the Participant’s authorities, duties, responsibilities, and status (including titles and reporting requirements) as an employee of the Corporation or one of its Subsidiaries, or a material reduction or alteration in the nature or status of the Participant’s authorities, duties, or responsibilities, other than an insubstantial and inadvertent act that is remedied by the Company promptly after receipt of notice thereof given by the Participant; (b) a reduction by the Corporation or a Subsidiary in the Participant’s base salary; (c) a material reduction in the Participant’s level of participation in any of the Company’s short and/or long-term incentive compensation plans, employee benefit or retirement plans, or policies, practices, or arrangements in which the Participant participates (provided, however, that reductions in the levels of participation in any such plan, policy, practice or arrangement shall not be deemed to be “Good Reason” if the Participant’s reduced level of participation in each such plan, policy, practice or arrangement remains substantially consistent with the average level of participation of other employees who have positions commensurate with the Participant’s position); or (d) the relocation of the Participant’s offices, as assigned to him by the Company, by more than fifty (50) miles.

9. Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 6.3.1 of the Plan (including, without limitation, an extraordinary cash dividend on such stock), the Administrator shall make adjustments in accordance with such section in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend for which dividend equivalents are paid pursuant to Section 5(b).

10. Tax Withholding. Subject to Section 6.4 of the Plan, upon any distribution of shares of Common Stock in respect of the Stock Units, the Corporation shall automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then Fair Market Value (as determined in accordance with the Plan), to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such distribution of shares at the minimum applicable withholding rates. In the event that the Corporation cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Stock Units, the Corporation (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.

11. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Corporation’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Participant is no longer an employee of the Corporation, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

12. Plan. The Award and all rights of the Participant under this Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this Agreement. The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

13. No Service Commitment by Company. Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Corporation or any of its Subsidiaries, affects the Participant’s status as an employee at-will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Participant’s other compensation.

14. Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust. The Plan, in and of itself, has no assets. The Participant shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock (subject to adjustments) as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.

15. Entire Agreement. This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to Section 6.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

18. Effect of this Agreement. This Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.

19. Construction. This Agreement shall be construed and interpreted to comply with Section 409A. The Corporation reserves the right to amend this Agreement to the extent it reasonably determines is necessary in order to preserve the intended tax consequences of the Stock Units in light of Section 409A and any regulations or other guidance promulgated thereunder.

20. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

21. Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Award Date set forth above. By the Participant’s execution of this Agreement, the Participant agrees to the terms and conditions hereof and of the Plan.

CORINTHIAN COLLEGES, INC.	PARTICIPANT
a Delaware corporation

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